AGREEMENT AND PLAN OF REORGANIZATION


     This Agreement is made as of the 4th day of June, 1997 by and among Chartwell Cable Fund, Inc., a Colorado corporation (hereinafter referred to as "Chartwell") and Siemann Educational Systems, Inc., a corporation and Paul T. Siemann, Individually and Sole Shareholder of Siemann Educational Systems, Inc.(hereinafter referred to as "SES"), and is based on the following:


                            PREMISES

     A. This Agreement provides for the exchange of all of the outstanding common stock of SES for shares of common voting stock of Chartwell, all for the purpose of effecting a tax-free reorganization pursuant to Sections 354, 368(a)(1)(A) and 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended.

     B. The Boards of Directors of SES and Chartwell have agreed, subject to the conditions set forth in this Agreement, and by these premises do hereby evidence their agreement, that it is desirable and in the best interests of said corporations and their stockholders, that SES be held as a wholly-owned subsidiary of Chartwell. This Agreement is being entered into for the purposes of setting forth the terms and conditions of the exchange of the shares of SES into shares of Chartwell.


                           AGREEMENT

     Now, therefore, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the parties to be derived here from, it is hereby agreed as follows:


                           ARTICLE 1

     REPRESENTATIONS, COVENANTS AND WARRANTIES OF CHARTWELL

     As an inducement to, and to obtain the reliance of SES, Chartwell represents and warrants as follows:

     1.1 ORGANIZATION, GOOD STANDING, POWER, ETC. Chartwell (i) is a corporation duly organized, validly existing and in good standing under the law of the State of Colorado; (ii) is qualified or authorized to do business as foreign corporations and are in good standing in all jurisdictions in which qualification or authorization may be required; and (iii) has all requisite corporate power and authority, licenses and permits to own or lease and operate their properties and carry on their business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     1.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Prior to execution of this Agreement by both parties Chartwell has furnished to SES's representatives complete and correct copies of (i)

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their Certificate of Incorporation, as amended to date, and (ii)
their Bylaws, as amended to date. Chartwell's Certificate of Incorporation and Bylaws are in full force and effect, and they are not in violation of any of the provisions thereof.

     1.3 CAPITALIZATION. The authorized capital stock of Chartwell consists solely of 100,000,000 shares of Common Stock, $.10 par value, (the "Chartwell Common Stock"), of which, on the date hereof 3,250,000 shares are issued and outstanding and no shares are held in the treasury of Chartwell. At the Closing of this Agreement, 400,000 shares of Chartwell Common Stock will have been lawfully and validly issued to the Shareholders of SES. All of such issued and outstanding shares of the Chartwell Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof. Chartwell also has authorized 10,000,000 shares of preferred stock, $.10 par value, of which none is nor has ever been issued. All issued and outstanding shares are legally issued, fully paid and nonassessable, and were not issued in violation of the preemptive or other rights of any person.

     1.4 OPTIONS, WARRANTS, RIGHTS, ETC. Chartwell does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of Chartwell Common Stock, nor any instruments or obligations to confer or create such rights.

     1.5 SUBSIDIARIES. Chartwell has no subsidiaries and Chartwell does not own a controlling interest in any capital stock of any corporation.

     1.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by Chartwell.

     1.7 TAX MATTERS. On or before Closing, Chartwell will have prepared and filed with the appropriate United States, state and local governmental agencies, and all foreign countries and political subdivisions thereof, all tax returns required to be filed; Chartwell will have paid all taxes shown on such tax returns to be payable or which have become due pursuant to any assessment, deficiency, notice, 30-day letter or similar notice received by it; and the provisions for income taxes payable in the Balance Sheets of Chartwell delivered to SES are sufficient for all accrued and unpaid taxes, whether or not disputed and for all periods to and including the date of such Balance Sheet. On or before Closing, Chartwell will provide true and accurate copies of all tax returns filed for the last three fiscal years, together with a balance sheet and income statement as of the date of this Agreement. The balance sheet and income statement of Chartwell shall be updated through Closing.

     1.8 COMPLIANCE WITH APPLICABLE LAWS. The conduct by Chartwell of their business does not violate or infringe on any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of Chartwell proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     1.9 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of Chartwell, threatened, against, relating to or affecting Chartwell or any of their

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properties or business, or the transactions contemplated by this
Agreement; nor to the knowledge of Chartwell is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of Chartwell , or the transactions contemplated by this Agreement. Neither Chartwell nor any officer, director, partner or employee of Chartwell , have been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by Chartwell. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring Chartwell to take any material action of any kind or to which Chartwell or their respective business, properties or assets are subject or bound. Chartwell is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree or any court which would have a materially adverse impact upon Chartwell's operations or affairs.

     1.10 OTHER INFORMATION. Chartwell does not presently have any material contractual commitments, non-executive officer employees or employee benefit commitments. In addition, none of the information and documents made or to be made available by Chartwell or any of its representatives to SES or any of its representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     1.11 NO ADVERSE CHANGES. Since the date of Chartwell's most recent audited financial statements, there has been no material adverse change in Chartwell's financial condition, assets, liabilities, or business.

     1.12 EXCHANGE ACT FILINGS AND FINANCIAL STATEMENTS. On or before Closing, Chartwell has delivered to SES true and accurate copies of all Financial Statements and reports filed by Chartwell with the United States Securities and Exhange Commission (the SEC) pursuant to Section 15(d) of the Securities Exchange Act of 1934 (the 1934 Act) including without limitation, registration statements, 10-K's, 10-Q's, Form 8's, etc. for each of the annual, quarterly or other fiscal periods from the first to latest such filings since Chartwell first so registered as a public company. Chartwell financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods and fairly present the financial position and results of operations of Chartwell as of the respective dates and for the periods indicated in such statements. The Balance Sheets of Chartwell included in the statements make full and adequate provision for all obligations, liabilities or commitments (fixed and contingent) of Chartwell as of their respective dates. As of the date of such financial statements, Chartwell had no material obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, and since the date of the most recent balance sheet has not incurred any material obligations, liabilities or commitments except the transactions contemplated by this Agreement. Chartwell will file all reports required of it under the 1934 Act as a result of this transaction, including a Form 8-K.

     1.13 SHAREHOLDER LIST. Upon the closing of this Agreement, Chartwell shall furnish to SES a true and complete list of all shareholders of Chartwell, including name, address, telephone number, and relationship of any beneficial or indirect interests known to Chartwell or its officers,

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directors, or advisors, of greater than 5,000 shares individually and/or in the aggregate of such beneficial or indirect interests.


                           ARTICLE 2

        REPRESENTATIONS, COVENANTS AND WARRANTIES OF SES

     As an inducement to, and to obtain the reliance of Chartwell, SES represents and warrants as follows:

     2.1 ORGANIZATION, GOOD STANDING, POWER, ETC. SES (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, and (ii) has all requisite corporate power and authority, licenses, permits and franchises to own or lease and operate its properties and carry on its business as presently being conducted and to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby.

     2.2 CERTIFICATE OF INCORPORATION AND BYLAWS. Upon execution of this Agreement by both parties, SES will furnish to Chartwell's representatives a complete and correct copy of (i) SES's Certificate of Incorporation, as amended to date; and (ii) SES's Bylaws, as amended to date. SES's Certificate of Incorporation and Bylaws are in full force and effect, and SES is not in violation of any of the provisions thereof.

     2.3 CAPITALIZATION. By Closing the authorized capital stock of SES will consist solely of 1,000,000 shares of Common Stock, no par value, (the "SES Common Stock"), of which, on the date hereof 10,000 shares are issued and outstanding and no shares are held in the treasury of SES. All of such issued and outstanding shares of SES Common Stock have been duly authorized and validly issued and are fully paid and non-assessable with no personal liability attaching to the ownership thereof.

     2.4 OPTIONS, WARRANTS, RIGHTS, ETC. SES does not have outstanding any option, warrant or other right to purchase or convert any obligation into, any shares of the SES Common Stock, nor any instruments or obligations to confer or create such rights.

     2.5 SUBSIDIARIES. SES does not have any subsidiaries and does not own a controlling interest in any capital stock of any corporation.

     2.6 AUTHORIZATION OF AGREEMENT. This Agreement has been or will be at Closing duly and validly authorized, executed and delivered by SES.

     2.7 FINANCIAL STATEMENTS. SES has delivered or will deliver prior to Closing, to Chartwell audited financial statements for its most recent fiscal year, together with unaudited interim financial statements for the four months ended April 30, 1997. These financial statements have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of prior years or periods, are correct and complete and fairly present the financial position and results of operations of SES as of the respective dates and for the periods indicated in such statements. The Balance Sheets of SES included in the statements make full and adequate provisions for all obligations, liabilities or commitments (fixed and contingent) of SES as

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of their respective dates.  As of the date of such financial statements, SES has no obligations, liabilities or commitments (fixed or contingent) not required to be reserved against in the foregoing financial statements or disclosed in the notes thereto in accordance with generally accepted accounting principles, except the transactions contemplated by this Agreement.

     2.8 MATERIAL CONTRACTS. There has not occurred any default by SES or any event which with the lapse of time or the election of any person other than SES, or any combination thereof, will become a default, except defaults, if any, which will not result in any material loss to or liability of SES.

     2.9 PERMITS, LICENSES, ETC. SES has all permits, licenses, orders and approvals of federal, state, local or foreign governmental or regulatory bodies that are required in order to permit it to carry on its business as presently conducted.

     2.10 COMPLIANCE WITH APPLICABLE LAWS. The conduct by SES of its business does not violate or infringe upon any domestic (federal, state or local) or foreign law, statute, ordinance or regulation now in effect, or, to the knowledge of SES, proposed to be adopted, the enforcement of which would materially and adversely affect its business or the value of its properties or assets.

     2.11 LITIGATION. There is no material claim, action, suit, proceeding, arbitration, investigation or inquiry pending before any federal, state, municipal, foreign or other court or governmental or administrative body or agency, or any private arbitration tribunal, or to the knowledge of SES threatened, against, relating to or affecting SES or any of its properties or business, or the transactions contemplated by this Agreement; nor to the knowledge of SES is there any basis for any such material claim, action, suit, proceeding, arbitration, investigation or inquiry which may have any adverse effect upon the assets, properties or business of SES, or the transactions contemplated by this Agreement. Neither SES nor any officer, director, partner or employee of SES, has been permanently or temporarily enjoined by order, judgment or decree of any court or other tribunal or any agency from engaging in or continuing any conduct or practice in connection with the business engaged in by SES. There is not in existence at present any order, judgment or decree of any court or other tribunal or any agency enjoining or requiring SES to take any material action of any kind or to SES or its respective business, properties or assets are subject or bound. SES is not in default under any order, license, regulation or demand of any federal, state or municipal or other governmental agency or with respect to any order, writ, injunction or decree of any court which would have a materially adverse impact upon SES's operations or affairs.

     2.12 OTHER INFORMATION. None of the information and documents which have been furnished or made available by SES or any of its representatives to Chartwell or any of their representatives in connection with the transactions contemplated by this Agreement is materially false or misleading or contains any material misstatements of fact or omits any material fact necessary to be stated in order to make the statements therein not misleading.

     2.13 INVESTMENT REPRESENTATION. The SES shareholder is acquiring the shares of Chartwell Common Stock issuable hereunder for his own account and agrees not to distribute such Shares within the meaning of the Securities Act of 1933 (the 1933 Act) unless an appropriate registration statement has been filed with the SEC or unless an exemption from registration under the 1933 Act is available according to opinion of counsel for Chartwell. Each

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certificate for Shares shall be stamped or otherwise imprinted with the following or a substantially similar legend:

     "The shares represented by this certificate have not been registered under the Securities Act of 1933 (the "Act") nor any state securities laws. These shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an opinion of counsel acceptable to Chartwell that an exemption from such registration is available."

     On or before Closing, SES will obtain from all SES shareholders information and representations that said shareholders have sufficient investment sophistication and ability to take the financial risks associated with this transaction and those representations contained in this Section 2.13, which meet the standards for availability of an exemption from the registration requirements of the 1933 Act and from the registration and/or qualification requirements of any other applicable securities law. The foregoing notwithstanding, the Shares issuable hereunder may be registered in the name of or transfered to family members, trusts and other related parties.


                           ARTICLE 3

                        PLAN OF EXCHANGE

     3.1 THE EXCHANGE. The issued and outstanding shares of common stock of SES shall be converted into shares of Chartwell
Common Stock as follows:

          (a) Each share of SES Common Stock outstanding on the Closing Date shall be converted into 40 shares of Chartwell Common Stock; or a total of 400,000 shares of Chartwell Common Stock for all of the issued and outstanding shares of SES. Chartwell shall not issue or exchange any fractional shares or interests in the Chartwell Common Stock in connection with the foregoing conversion. If any holder of SES common stock would otherwise be entitled to a fractional share on exchange of such shares, Chartwell shall round the number of shares of the Chartwell Common Stock to be issued to such stockholder to the nearest whole share. The exchanged Chartwell Common Stock shall thereupon be validly issued and outstanding, fully paid, and nonassessable and shall not be liable to any further call, nor shall the holder thereof be liable for any further payments with respect thereto.

          (b) After the Closing Date, each holder of an outstanding certificate which prior thereto represented shares of SES Common Stock shall be entitled, on surrender thereof to receive in exchange therefor a certificate or certificates representing the number of whole shares of Chartwell Common Stock into which the shares of Common Stock so surrendered shall have been converted as aforesaid in such denominations as such holder may request. Until so surrendered, each such outstanding certificate (which prior to the Effective Date of the exchange represented shares of Common Stock of SES) shall for all purposes evidence the ownership of the shares of Chartwell Common Stock into which such shares shall have been converted; provided, that dividends or other distributions which are payable in respect of shares of Chartwell Common Stock into which shares of SES shall not be paid to holders of certificates representing such shares of SES Common

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     Stock until such certificates shall have been surrendered in exchange for certificates representing Chartwell Common Stock. On such surrender, the holder(s) of such shares shall be entitled to receive such dividends or other distributions without interest.

     3.2 CLOSING. The closing of the transactions contemplated by this Agreement shall take place on such date as may be agreed upon by the parties, but no sooner than July 1, 1997, and after receipt by SES of written notice from the Department of Education that SES has been recertified under the Title IV program (herein called the "Closing Date"), at the offices of One Capital Corporation, 410 Seventeenth Street, Suite 1940, Denver Colorado 80202 or such other time and location as the parties may mutually agree. The estimated date SES will receive such notice is June 15, 1997. The parties agree that if the closing has not taken place on or before August 1, 1997, this Agreement shall be voidable by either party.

     3.3 CLOSING EVENTS. At the Closing, each of the respective parties hereto shall execute, acknowledge, and deliver (or shall cause to be executed, acknowledged, and delivered) any agreements, resolutions, or other instruments required by this Agreement to be so delivered at or prior to the Closing, together with such other items as may be reasonably requested by the parties hereto and their respective legal counsel in order to effectuate or evidence the transactions contemplated hereby.

     3.4 DIRECTORS OF CHARTWELL. Effective on the Closing Date of this transaction, the Board of Directors of Chartwell shall consist of the individuals named by SES in Section 3.5 hereof, and the existing directors of Chartwell and any others shall have submitted their resignations to take effect at closing.

     3.5 OFFICERS OF CHARTWELL. Effective on the Closing Date of this transaction all existing executive officers and employees of Chartwell shall have submitted their resignations effective on Closing, and the Board shall have elected new officers of Chartwell to consist of the following persons:

     NAME                OFFICE

     Paul T. Siemann     President, Chief Executive Officer,
                         Treasurer and Director

     Joe Chulupa         Vice President and Director

     Barbara Siemann     Secretary and Director


                           ARTICLE 4

                       SPECIAL COVENANTS

     4.1 DUE DILIGENCE. The parties hereto shall have up to and including July 1, 1997 within which to complete their due diligence investigations on the other party and the transaction contemplated hereunder. In the event either party hereto decides, in its sole discretion, not to proceed with the Closing based on its due diligence investigation, it shall notify the other in writing on or before 5:00 P.M. Mountain Time, July 1, 1997 of such decision and this Agreement,

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except Sections 4.4, 4.5 and  6.11 shall become null and void, and no liability shall occur to any of the parties herein.

     4.2 EXCHANGE OF INFORMATION. Each party shall cooperate fully by exchanging information requested by the other party in a timely manner. Without in any manner reducing or otherwise mitigating the representations contained herein, each party and/or its attorneys shall have the opportunity to meet with the accountants and attorneys of the other party to discuss its respective legal and financial condition and this transaction. If this transaction is not completed, all documents received by each party and/or its attorney shall be returned to the other party and all such information so received shall be treated as confidential in accordance with Section 6.11.

     4.3 CONDUCT OF BUSINESS. Prior to Closing, Chartwell and SES shall each conduct its business in the normal course, and shall not sell, pledge, or assign any assets, without the prior written approval of the other party, except in the regular course of business. Neither Chartwell or SES shall amend its Articles of Incorporation or Bylaws, declare dividends, redeem or sell stock or other securities, incur additional or newly-funded liabilities, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount, pay more on any liability than its stated amount, or enter into any other transaction other than in the regular course of business and with notice to the other party.

     4.4 NASDAQ QUOTATION. After Closing, Chartwell (by its new management) agrees to use its best efforts to cause the outstanding shares of the Chartwell Common Stock to be listed on the NASD OTC Bulletin Board and subsequently on the NASDAQ Stock Market as soon as reasonably possible upon meeting NASDAQ requirements.


                           ARTICLE 5

         CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTIES

     5.1 SES'S CLOSING CONDITIONS. The obligations of SES hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before August 1, 1997.

          (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Chartwell made pursuant to Article 1 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. Chartwell shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of Chartwell, any materially adverse change in Chartwell's financial condition, assets, liabilities or business.

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          (e)  OPINION OF CHARTWELL'S COUNSEL.  Chartwell shall
     have delivered to SES an opinion of Chartwell's counsel, Dennis Brovarone, Attorney at Law, dated the Closing Date to the effect that: (i) Chartwell is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado, has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder; (ii) Chartwell is duly qualified to do business as a foreign corporation and is good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of Chartwell, has been duly executed and delivered by Chartwell and constitutes the legal, valid and binding obligation of Chartwell enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) Chartwell has prepared and filed with the SEC all periodic reports required of it under the 1934 Act; (v) the Shares issuable hereunder have been duly authorized and will be validly issued; fully paid and non-assessable with no personal liability attaching to the ownership thereof; (vi) neither the execution, delivery and performance by Chartwell of this Agreement, nor compliance by Chartwell with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of Chartwell or any agreement or instrument known to such counsel to which Chartwell is a party or by which Chartwell or any of its properties or assets are bound; (vii) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against Chartwell before any court or administrative agency, which have, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of Chartwell or which questions the validity of this Agreement or the Shares issuable hereunder. In rendering his opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters without independent verification thereof.

          (f)  CURRENT STATUS WITH SECURITIES AND EXCHANGE
     COMMISSION. Chartwell shall have prepared and filed with the SEC all periodic reports required under the 1934 Act pursuant to Section 15(d) thereof.

          (g) DUE DILIGENCE. SES shall have completed and be satisfied with its due diligence investigation of Chartwell pursuant to Article 4.1.

          (h) TITLE IV RECERTIFICATION. SES shall have received written notice of recertification pursuant to Title IV of The Higher Education Act from the Department of Education.

     5.2  CHARTWELL'S CLOSING CONDITIONS.  The obligations of
Chartwell hereunder are subject to fulfillment prior to or at the Closing of each of the following conditions:

          (a) CLOSING DATE. The transactions contemplated by this Agreement shall be closed on or before August 1, 1997.

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          (b)  REPRESENTATIONS AND WARRANTIES.  The representations
     and warranties of SES made pursuant to Article 2 above, shall be true and accurate in all material respects as of the Closing Date.

          (c) PERFORMANCE. SES shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

          (d) NO ADVERSE CHANGES. There shall not have been, since the date of the latest audited financial statements of SES, any materially adverse change in SES's financial condition, assets, liabilities or business.

          (e) OPINION OF SES'S COUNSEL. SES shall have delivered to Chartwell, an opinion of SES's counsel, James Soren, Attorney at Law, dated the Closing Date to the effect that:
     (i) SES is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado has all requisite power to carry on its business as now being conducted and to execute, deliver and perform this Agreement and to perform its obligations thereunder; (ii) SES is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of the business conducted by it or the property owned, operated or leased by it makes such qualification necessary; (iii) this Agreement has been duly authorized by all necessary corporate action on the part of SES, has been duly executed and delivered by SES and constitutes the legal, valid and binding obligation of SES, enforceable in accordance with its terms except as enforceability thereof may be limited by the insolvency or other laws affecting the rights of creditors and the enforcement of remedies; (iv) neither the execution, delivery and performance by SES of this Agreement, nor compliance by SES with the terms and provisions hereof, will conflict with, or result in a breach of the terms, conditions or provisions of, or will constitute a default under, the Articles of Incorporation or Bylaws of SES or any agreement or instrument known to such counsel to which SES is a party or by which SES or any of its properties or assets is bound; (v) there are no actions, suits or proceedings pending or, to the knowledge of such counsel, threatened against SES before any court or administrative agency, which, in the opinion of such counsel, if adversely decided, will have any material adverse effect on the business or financial condition of SES or which questions the validity of this Agreement. In rendering their opinion, counsel shall be allowed to rely on written representations of officers and directors of the Company as to factual matters without independent verification thereof.

          (f) DUE DILIGENCE. Chartwell shall have completed and be satisfied with its due diligence investigation of SES pursuant to Article 4.1.


                           ARTICLE 6

                         MISCELLANEOUS

     6.1 EXPENSES AND FURTHER ASSURANCES. The parties hereto shall each bear their respective costs and expenses incurred in connection with the transactions contemplated by this Agreement. Each party hereto will use its best efforts provide any and all additional information,

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execute and deliver any and all documents or other written material and perform any and all acts necessary to carry-out the intent of this Agreement.

     6.2  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.
All of the representations, warranties and covenants made as of the date of this Agreement and as of Closing, shall survive the closing of this transaction.

     6.3 SUCCESSORS AND ASSIGNS. All representations, warranties, covenants and agreements in this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, representatives, successors and assigns whether so expressed or not.

     6.4 GOVERNING LAW. This Agreement is to be governed by and interpreted under the laws of the State of Colorado, without giving effect to the principles of conflicts of laws thereof.

     6.5 NOTICES. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly given (a) on date of delivery if delivered personally or (b) on the fifth day after being sent by certified mail, return receipt requested, with postage prepaid as follows:

     If to Chartwell addressed to: A. Clinton Ober
     20 Chase St.
     Lakewood, CO  80226

     with a copy to:     Dennis Brovarone, Esq.
     11249 West 103rd Drive
     Westminster, CO  80021

     If to SES, addressed to: Paul T. Siemann
     Siemann Educational Systems, Inc.
     405 South Platte River Drive, Suite 3A
     Denver, CO  80223

     with a copy to:     James Soren
     Montgomery Little & McGrew
     5445 DTC Parkway
     Greenwood Village, CO  80111

     6.6 SECTION AND OTHER HEADINGS. The section and other headings herein contained are for convenience only and shall not be construed as part of this Agreement.

     6.7 COUNTERPARTS. This Agreement may be executed in any number of counterparts and each counterpart shall constitute an original instrument, but all such separate counterparts shall constitute but one and the same instrument.

     6.8 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements, understandings and arrangements, oral or

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written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended or modified, except by a written agreement signed by all parties hereto.

     6.9 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffectual to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

     6.10 ATTORNEYS' FEES. In the event that any party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the breaching party or parties shall reimburse the non-breaching party or parties for all costs, including reasonable attorneys' fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

     6.11 CONFIDENTIALITY. Each party hereto agrees with the other parties that, unless and until this Agreement has been consummated, or for a period of one (1) year from the date of this Agreement if the transaction contemplated by this Agreement is not consummated it and its representatives will hold in strict confidence all data and information obtained with respect to the other party from any representative, Officer, Director or employee, or from any books or records or from personal inspection, of such other party, and shall not use such data or information or disclose the same to others, except: (i) to the extent such data or information has theretofore been publicly disclosed, is a matter of public knowledge or is required by law to be publicly disclosed; and (ii) to the extent that such data or information must be used or disclosed in order to consummate the transactions contemplated by this Agreement.

     IN WITNESS WHEREOF, the corporate parties hereto have caused this Agreement to be executed by their respective Officers, hereunto duly authorized, as of the date first above written.

CHARTWELL CABLE FUND, INC.


By: /s/ A. CLINTON OBER
A. Clinton Ober, President


By: /s/ DANIEL BULLER
Daniel Buller, Secretary


Siemann Educational Systems, Inc.

/s/ PAUL T. SIEMANN
By:  Paul T. Siemann, President


By: /s/ BARBARA SIEMANN
Barbara Siemann, Secretary

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